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                                                                      EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                   State of
Name                                           Ownership %       Incorporation
----                                           -----------       -------------
Public Service Electric and Gas Company......      100            New Jersey
PSEG Power LLC...............................      100             Delaware
PSEG Fossil LLC..............................      100             Delaware
PSEG Energy Resources & Trade LLC............      100             Delaware
Energy Holdings Inc. ........................      100            New Jersey
PSEG Resources Inc. .........................      100            New Jersey
PSEG Global Inc..............................      100            New Jersey

     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.